
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         JUN-30-1998
<CASH>                                               197,660
<SECURITIES>                                         1,567,301
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       26,352,709<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           26,002,931
<TOTAL-LIABILITY-AND-EQUITY>                         26,352,709<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     23,958<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     103,565<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (519,442)<F5>
<EPS-PRIMARY>                                        (14.09)
<EPS-DILUTED>                                        000

<F1>Included in total assets is Investments in Local Limited  Partnerships of  $24,556,732,  Organizational  costs, net of $6,667 and Other assets of $24,349.
<F2>Total  liability  and equity  includes  Accounts  payable to  affiliate  of $312,252  and  Accrued  expenses of
$37,526.
<F3>Total revenue includes Investment of $23,208 and Other of $750.
<F4>Included in Other Expenses is Asset Management fees,  related party of $50,765,  General and  administrative of
$42,814 and Amortization of $9,986.
<F5>Net loss includes Equity in losses of Local Limited Partnerships of $439,835.

